Exhibit 10.4

BACTERIN INTERNATIONAL EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Agreement between Bacterin International Holdings, Inc. (the “Company”) and ________________ (the “Participant”) shall be effective as of the date of grant. The Company and Participant agree as follows:

1.	Grant of Restricted Stock. Participant is hereby granted Restricted Stock of the Company pursuant to the Amended and Restated Bacterin International Equity Incentive Plan (the "Plan"). This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan.

2.	Date of Grant. The date of the grant of the Restricted Stock is ______________.

3.	Number and Price of Shares. The number of Shares of Restricted Stock granted is _________. The Fair Market Value per Share on date of grant is $____.

4.	Vesting. The Restricted Stock granted hereby shall become fully vested on ___________.

In order to be vested in Shares of Restricted Stock in accordance with the schedule, the Participant must have been continuously serving as _____________ from the Date of Grant until the vesting date.

Acceleration of Exercisability. Upon a Change in Control of the Company, all Restricted Shares under this Agreement shall immediately be 100% vested without regard to the vesting restrictions contained in this Restricted Stock Agreement.

5.	Legends. Certificates representing vested Shares may contain such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Stock until there has been compliance with federal and state securities laws.

6.	Receipt of Plan. By entering into this Agreement, Participant acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. By entering into this Agreement, Participant further acknowledges that all grants under the Plan are determined by the Committee in its sole discretion and that nothing contained in the Plan or in any grant under the Plan shall confer a right or entitlement to receive any further grants in the future.

Restricted Stock Agreement with _____	1

IN WITNESS WHEREOF, the Company, by a duly authorized officer of the Company, and Participant have executed this Agreement, effective as of the date of grant.

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:

Title:

Date:

PARTICIPANT

By:

Date:

Address:

Restricted Stock Agreement with _____	2